UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 25, 2024

TECTONIC THERAPEUTIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38537	81-0710585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 Arsenal Way, Suite 210 Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)

(339) 666-3320

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TECX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

Tectonic Therapeutic, Inc. (the “Company”) has updated its corporate presentation for use in meetings with investors, analysts and others. A copy of the updated corporate presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Investors may access the presentation by visiting the “Events & Presentations” section of the Company’s investor website at https://investors.tectonictx.com.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, regardless of any general incorporation language in such a filing.

Item 8.01	Other Events.

Proposed TX000045 (“TX45”) Phase 2 Trial Design

As previously disclosed, the Company plans to initiate its Phase 2 randomized, placebo-controlled, double-blind proof-of-concept clinical trial to evaluate TX45 in patients with Group 2 Pulmonary Hypertension (“PH”) in the setting of Heart Failure with Preserved Ejection Fraction (“HFpEF”) in the second half of 2024.

The Phase 2 clinical trial is expected to be conducted globally, including at clinical trial sites in the United States, Europe, Eastern Europe and Australia. This trial is designed to enrich for patients with an increased pulmonary vascular resistance of greater than 3 on baseline right heart catheterization with the goal of evaluating efficacy in both Combined pre-and post-capillary Pulmonary Hypertension as well as the whole Group 2 PH population with HFpEF. The Company currently expects that approximately 180 subjects will enter the trial. Each subject will be randomized to one of two treatment arms or a placebo arm. The treatment period will last for 24 weeks and there will be a follow-up evaluation 8 weeks after the last dose.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “designed,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words or expressions referencing future events, conditions or circumstances that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such forward-looking statements include but are not limited to, expectations regarding the initiation, design, protocol and timing of the Company’s proposed Phase 2 clinical trial of Group 2 PH in the setting of HFpEF. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that contribute to the uncertain nature of the forward-looking statements include potential unforeseen events during clinical trials could cause delays or other adverse consequences; risks relating to the regulatory approval process; success in preclinical testing and earlier clinical trials does not ensure that later clinical trials will generate the same results or otherwise provide adequate data to demonstrate the efficacy and safety of a product candidate; the Company’s product candidates may cause serious adverse side effects; the Company’s reliance on third parties, including for the manufacture of materials for its research programs, preclinical and clinical studies; the ability of the Company’s need for additional funding, which may not be available; the impact of macroeconomic conditions, including the conflict in Ukraine and the conflict in the Middle East, heightened inflation and uncertain credit and financial markets, on the Company’s business, clinical trials and financial position; changes in the regulatory environment; the uncertainties and timing of the regulatory approval process; and unexpected litigation or other disputes. Other factors that may cause the Company’s actual results to differ from those expressed or implied in the forward-looking statements in this press release are identified under the heading “Risk Factors” in the final prospectus on Form 424(b)(3) filed by the Company with the SEC on May 3, 2024, and in other filings that the Company makes and will make with the SEC in the future. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. The Company undertakes no obligation to update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Corporate Presentation dated June 2024.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECTONIC THERAPEUTIC, INC.

Date: June 25, 2024	By:	/s/ Daniel Lochner
Daniel Lochner
Chief Financial Officer